Exhibit 10.17f

OMNIBUS AMENDMENT No. 4

THIS OMNIBUS AMENDMENT No. 4, dated July 29, 2016 (this “Amendment”) is entered into by and among the Transaction Parties (defined below) and relates to the following transaction documents (the “Transaction Documents”), by and among the parties hereto: (1) the Note Purchase Agreement, dated January 9, 2015 (as amended by Omnibus Amendment, dated June 25, 2015 (“Amendment No. 1”), by and among the parties thereto, Omnibus Amendment No. 2, dated September 30, 2015 (“Amendment No. 2”), by and among the parties thereto,  and Omnibus Amendment No. 3 dated December 16, 2015 (“Amendment No. 3”, and together with Amendment No. 1 and Amendment No. 2, the “Amendments”) by and among the parties thereto, the “Note Purchase Agreement”), by and among FTE Solar I LLC, as issuer (the “Issuer”), SolarCity Finance Company, LLC, as originator (in such capacity, the “Originator”) and as servicer (in such capacity, the “Servicer”), SolarCity Corporation, as parent (“SolarCity”) and as manager (in such capacity, the “Manager”), the Purchasers (as defined in the Transaction Documents) and Funding Agents (as defined in the Transaction Documents) from time to time party thereto and Credit Suisse AG, New York Branch, as administrative agent (in such capacity, the “Administrative Agent”); (2) the Indenture, dated as of January 9, 2015 (as amended by the Amendments, the “Indenture”), by and among the Issuer and U.S. Bank National Association, as indenture trustee (the “Indenture Trustee”); (3) the Sale and Contribution Agreement, dated as of January 9, 2015 (as amended by the Amendments, the “Sale and Contribution Agreement”), by and between the Originator and the Issuer; (4) the Management Agreement, dated as of January 9, 2015 (as amended by the Amendments, the “Management Agreement”), by and among the Issuer, the Manager and the Administrative Agent; (5) the Servicing Agreement, dated as of January 9, 2015 (as amended by the Amendments, the “Servicing Agreement”), by and among the Issuer, the Servicer and the Administrative Agent; (6) the Manager/Servicer Transition Agreement, dated as of January 9, 2015 (as amended by the Amendments, the “Manager/Servicer Transition Agreement”), by and among the Issuer, the Manager, the Servicer, the Indenture Trustee, the Administrative Agent and U.S. Bank National Association, as transition service provider (in such capacity, the “Transition Service Provider”); (7) the Custodial Agreement, dated as of June 25, 2015 (as amended by Amendment No. 2 and Amendment No. 3, the “Custodial Agreement”), by and among Deutsche Bank National Trust Company (the “Custodian” and together with the Issuer, the Originator, the Servicer, SolarCity, the Manager, the Purchasers, the Funding Agents, the Administrative Agent, the Indenture Trustee, and the Transition Service Provider, the “Transaction Parties”), the Indenture Trustee, the Administrative Agent and the Issuer; (8) the Parent Guaranty, dated as of January 9, 2015 (as amended by the Amendments, the “Guaranty”), made by SolarCity in favor of the Issuer, the Indenture Trustee and the Administrative Agent; and (9) any other ancillary documents, agreements, supplements and/or certificates entered into or delivered in connection with the foregoing.

RECITALS

WHEREAS, the Transaction Parties desire to amend the Standard Definitions attached or incorporated into each of the Transaction Documents (the “Standard Definitions”).

WHEREAS, the Issuer has requested, pursuant to an Issuer Order, that the Indenture Trustee enter into this Amendment and the Administrative Agent, each Funding Agent, each Non-Conduit Committed Purchaser and each other party hereto consent to the making of the amendments herein.

WHEREAS, the undersigned Purchasers and Funding Agents together constitute 100% of the Purchasers and Funding Agents.

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, and for other good and adequate consideration, the receipt and sufficiency of which are hereby acknowledged, the Transaction Parties hereby agree as follows:

Section 1.01.Amendment to the Standard Definitions

(a)The Standard Definitions are hereby amended by amending and restating the definition of “Change of Control” as follows:

“Change of Control” means any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), but excluding any employee benefit plan of such person or its subsidiaries and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than an Existing Shareholder, shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of, (i) in the case of the Servicer, more than 25% of Capital Stock, (ii) in case of the Manager, more than 50% of Capital Stock and (iii) in the case of the Issuer, any Capital Stock.

(b)The following definitions are hereby added to the Standard Definitions in the appropriate alphabetical order:

“Existing Shareholder” means (i) Elon Musk and his estate, spouse, siblings, ancestors, heirs, and lineal descendants, and any spouses of such persons, the legal representatives of any of the foregoing, any bona fide trust of which one or more of the foregoing are the principal beneficiaries or grantors, any other person or entity that is controlled by any of the foregoing, and any estate planning vehicle over which Elon Musk has exclusive right of control, (ii) funds affiliated with Draper Fisher Jurvetson, (iii) funds affiliated with AJG Growth Fund, including Valor VC, LLC., (iv) funds affiliated with Generation Investment Management LLP, (v) funds affiliated with DBL Investors, including Bay Area Equity Fund, (vi) Jeffrey B. Straubel and (vii) Tesla or any of its Affiliates or Subsidiaries.

“Subsidiary” of a Person means a corporation, partnership, limited liability company or other business entity of which a majority of the shares of Voting Stock is at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.

“Voting Stock” means with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitiled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right to so vote has been suspended by the happening of such contingency.

“Tesla” means Tesla Motors, Inc., a Delaware corporation.

Section 1.02. Representations and Warranties

SolarCity, the Originator, the Manager, the Servicer and the Issuer hereby represent and warrant to each of the other Transaction Parties that, after giving effect to this Amendment: (a) except for the representation of the Originator set forth in Section 6(b) of the Sale and Contribution Agreement, the representations and warranties set forth in each of the Transaction Documents by each of SolarCity, the Originator, the Manager, the Servicer and the Issuer are true and correct in all material respects on and as of the date hereof, with the same effect as though made on and as of such date (except to the extent that any representation and warranty expressly relates to an earlier date, then such earlier date), (b) on the date hereof, no Amortization Event, Servicer Event of Default, Manager Termination Event, Event of Default or Default has occurred and is continuing, (c) since March 31, 2016, there has not been a material adverse change with respect to the business or operations of any of the Issuer, the Originator, the Servicer the Manager or the Parent, in each case that would materially inhibit such Person’s ability to perform its respective obligations under the Transaction Documents to which it is a party, (d) the execution, delivery and performance of this Amendment in accordance with its terms and the consummation of the transactions contemplated hereby by any of them do not and will not (i) require any consent or approval of any Person, except for consents and approvals that have already been obtained, (ii) violate any applicable law, or (iii) contravene, conflict with, result in a breach of, or constitute a default under their organization documents, as the same may have been amended or restated, or contravene, conflict with, result in a breach of or constitute a default under (with or without notice or lapse of time or both) any indenture, agreement or other instrument, to which such entity is a party or by which it or any of its properties or assets may be bound and (e) for purposes of determining withholding taxes imposed under the Sections 1471 through 1474 of the US Internal Revenue Code (“FATCA”), the Transaction Parties shall treat  this Amendment as a modification that is not a “material modification” under Treasury Regulation section 1.1471-2(b)(2)(iv).  The Issuer agrees to provide to the Indenture Trustee prompt written notice of any material modification of the Notes (for FATCA purposes) of which it becomes aware. The Indenture Trustee shall assume that no material modification for FATCA purposes has occurred regarding the Notes, unless the Indenture Trustee receives written notice of such modification from the Issuer or the Internal Revenue Service.

Section 1.03.References in all Transaction Documents.

To the extent any Transaction Document contains a provision that conflicts with the intent of this Amendment, the parties agree that the provisions herein shall govern.

Section 1.04.Counterparts.

This Amendment may be executed (by facsimile or otherwise) in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 1.05.Governing Law.

THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE TRANSACTION PARTIES SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 1.06.Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Amendment shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Amendment and shall in no way affect the validity or enforceability of the other provisions of this Amendment.

Section 1.07.Continuing Effect.

Except as expressly amended hereby, each Transaction Document shall continue in full force and effect in accordance with the provisions thereof and each Transaction Document is in all respects hereby ratified, confirmed and preserved.

Section 1.08.Successors and Assigns.

This Amendment shall be binding upon and inure to the benefit of the Transaction Parties and their respective successors and permitted assigns.

Section 1.09No Bankruptcy Petition.

(a)Each of the parties to this Amendment hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding indebtedness for borrowed money of any Conduit, it will not institute against, or join any other Person in instituting against any Conduit any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.  The provisions of this Section 1.09(a) shall survive the termination of this Amendment.

(b)Each of the parties to this Amendment hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all Notes, it will not institute against, or join any other Person in instituting against the Issuer or the Depositor any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.  The provisions of this Section 1.09(b) shall survive the termination of this Amendment.

[Signature pages follow]

IN WITNESS WHEREOF, the parties below have caused this Amendment to be duly executed by their respective duly authorized officers of the day and year first above written.

FTE SOLAR I LLC, as Issuer By: /s/ Lyndon Rive Name: Lyndon Rive Title: President

SOLARCITY CORPORATION, as Parent By: /s/ Lyndon Rive Name: Lyndon Rive Title: Chief Executive Officer

SOLARCITY FINANCE COMPANY, LLC, as Servicer
By: /s/ Seth Weissman Name: Seth Weissman Title: President

SOLARCITY FINANCE COMPANY, LLC, as Originator By: /s/ Seth Weissman Name: Seth Weissman Title: President

SOLARCITY CORPORATION, as Manager By: /s/ Lyndon Rive Name: Lyndon Rive Title: Chief Executive Officer

U.S. BANK NATIONAL ASSOCIATION, as Indenture Trustee By: /s/ Christina Richle Name: Christina Richle Title: Vice President

U.S. BANK NATIONAL ASSOCIATION, as Transition Service Provider By: /s/ Deborah J. Franco Name: Deborah J. Franco Title: Vice President

CREDIT SUISSE AG, NEW YORK BRANCH, as Administrative Agent By: /s/ Patrick J. Hart Name: Patrick J. Hart Title: Vice President By: /s/ Chris Fera Name: Chris Fera Title: Vice President

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as Alternate Purchaser and Consenting Lender

By: /s/ Patrick J. Hart
Name: Patrick J. Hart
Title: Authorized Signatory

By: /s/ Chris Fera
Name: Chris Fera
Title: Vice President

CREDIT SUISSE AG, NEW YORK BRANCH, as Funding Agent By: /s/ Patrick J. Hart Name: Patrick J. Hart Title: Vice President By: /s/ Jason D. Muncy Name: Jason D. Muncy Title: Vice President

GIFS CAPITAL COMPANY, LLC as a Conduit By: /s/ R. Scott Chisholm Name: R. Scott Chisholm Title: Authorized Signer

CREDIT SUISSE SECURITIZED PRODUCTS MASTER FUND, LTD.,

as a Non-Conduit Committed Purchaser

By: Credit Suisse Asset Management, LLC, in its capacity as investment manager

By: /s/ Mark Barres
Name: Mark Barres
Title: Authorized Signatory

By: /s/ Sean Keating
Name: Sean Keating
Title: Authorized Signatory

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Custodian and solely with respect to the Custodial Agreement

By: /s/ Christopher Corcoran
Name: Christopher Corcoran
Title: Director

By: /s/ Barbara Campbell
Name: Barbara Campbell
Title: Vice President